UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2018

DBUB GROUP INC.

(Exact name of registrant as specified in Charter)

Nevada	000-28767	88-0403070
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 108 ShangCheng Road, Suite 1-1003

Pudong New District, Shanghai, China 200120

 (Address of Principal Executive Offices)

+086-156-18521412

 (Registrant’s Telephone number)

Yosen Group, Inc.

(former name of registrant)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities

Pursuant to a subscription agreement dated September 20, 2018, with Alvin Leung, Mr. Leung purchased 1,000,000 shares of common stock at a purchase price of$ 0.26 per share, or a total of $260,000. The issuance of the shares was exempt from registration pursuant to Regulation S of the Securities and Exchange Commission under the Securities Act of 1933. No commission or other remuneration was paid in connection with the sale of the shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2018, the Company changed its corporate name to DBUB Group Inc. through the merger of the Company with its wholly-owned subsidiary, DBUB Group Inc., a Nevada corporation (the “Subsidiary”). Pursuant to an agreement and plan of merger between the Company and the Subsidiary, the Subsidiary was merged with and into the Company and the Company’s name was changed to DBUB Group Inc. The only change to the Company’s articles of incorporation was the change of the Company’s corporate name to DBUB Group Inc. Pursuant to Section 92A.180 of the Nevada Revised Statutes, the merger did not require stockholder approval. The change of name will take place in the marketplace upon approval by FINRA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Plan and agreement of merger dated September 5, 2018 between the Company and DBUB Group Inc.
3.1	Articles of merger of DBUB Group Inc. and the Company.
99.1	Subscription agreement dated September 20, 2018 between the Company and Alvin Leung.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2018	DBUB Group, Inc.

By:	/s/ Zinan Zhou
Zinan Zhou
Chief Executive Officer

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